UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2018
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Travelzoo
(Exact name of registrant as specified in its charter)
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Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 37th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 484-4900
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01    Entry into a Material Definitive Agreement

On October 24, 2018, Travelzoo (the "Company") entered into a consulting agreement (the "Consulting Agreement") with Agnitio Partners LLC, pursuant to which Mr. Wayne Lee will provide interim Chief Financial Officer services starting October 27, 2018.

Pursuant to the terms of the Consulting Agreement, Mr. Lee will be paid a consulting fee of $2,200 per working day and will receive a payment of $10,000 per completion of certain deliverables on December 1, 2018. The Consulting Agreement has a term of six months. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the Consulting Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO

Date:	October 24, 2018	By:	/s/ Glen Ceremony
Glen Ceremony Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Agreement between Travelzoo and Agnitio Partners LLC, dated October 24, 2018